UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2024

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

213-642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On February 27, 2024, NovAccess Global Inc. (“NovAccess” or the “company”) entered into a securities purchase agreement (the “SPA”) with AJB Capital Investments, LLC (“AJB”) and issued a promissory note in the principal amount of up to $100,000 (the “note”) to AJB pursuant to the SPA. NovAccess made an initial draw of $25,000 for general working capital purposes. The company may draw an additional $25,000 on each of March and April 15, 2024.

The note has an original issuance discount of 20% of the principal and bears interest at 12% a year. The note is due on August 27, 2024. NovAccess must repay the note with the proceeds of any loan or capital raise exceeding $5.0 million and may otherwise prepay the note at any time without penalty. Under the terms of the note, NovAccess may not sell a significant portion of its assets without the approval of AJB, may not issue additional debt that is not subordinate to AJB, must comply with the company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the company’s common stock on the OTC Market or other exchange, among other restrictions and requirements. NovAccess’ failure to make required payments under the note or to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default under the SPA or note, the note will bear interest at 18%, AJB may immediately accelerate the note due date, AJB may convert the amount outstanding under the note into shares of NovAccess common stock at a discount to the market price of the stock, and AJB will be entitled to its costs of collection, among other penalties and remedies. In addition, depending on the nature of the default, all amounts outstanding under the note will be multiplied by two as a default penalty.

NovAccess provided customary representations and covenants to AJB in the SPA. NovAccess’ breach of any representation or failure to comply with the covenants would constitute an event of default. NovAccess also entered into a security agreement with AJB (the “security agreement”) pursuant to which NovAccess granted to AJB a security interest in all of the company’s assets, including the equity of StemVax, LLC, securing NovAccess’ obligations under the SPA and note. In addition, NovAccess entered into a registration rights agreement with AJB (the “registration agreement”) pursuant to which NovAccess agreed to file with the Securities and Exchange Commission a Form S-1 by May 27, 2024 to register for resale the shares issuable upon conversion of the note.

The SPA, note, security agreement and registration agreement are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuance of the note to AJB was exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1  Securities Purchase Agreement dated February 27, 2024 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 10.2  Promissory Note dated February 27, 2024 in the original principal amount of $100,000 issued by NovAccess Global Inc. to AJB Capital Investments, LLC

Exhibit 10.3  Security Agreement dated February 27, 2024 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 10.4  Registration Rights Agreement dated February 27, 2024 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: February 28, 2024	/s/ Dwain K. Irvin
By Dwain K. Irvin, Chief Executive Officer